                                                                  Exhibit 8.3(b)

                                SERVICE AGREEMENT
                                     CLASS S

     AGREEMENT dated as of                 , 2003, between Fred Alger & Company,
                           ----------------
Incorporated ("Alger"), as principal underwriter for the Portfolio(s) of The Alger American Fund (the "Fund") listed on Schedule A hereto (the "Portfolio" or
"Portfolios"), and                          (the "Company"), a life insurance
                   ------------------------
company that uses Class S shares of one or more Portfolios as investment vehicles for its separate account or accounts set forth on Schedule A (the "Account" or "Accounts").

     WHEREAS, each of the Portfolios has adopted a plan pursuant to Rule 12b-1 under the Investment Company act of 1940 providing, inter alia, for payments to Alger out of the assets of the Portfolio allocated to its outstanding Class S shares for distribution of Class S shares and services to Class S shareholders (each, a "12b-1 Plan"); and

     WHEREAS, Alger contemplates using all or part of such payments to compensate insurance companies and service providers of qualified pension plans for distribution assistance and shareholder services with respect to Class S shares; and

     WHEREAS, the Company is willing to provide such assistance and services with respect to Class S shares held by the Accounts;

     NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

1.   Services Provided

     The Company agrees to provide services to holders of its variable life insurance policies and/or variable annuity contracts investing through an Account or Accounts in Class S shares of a Portfolio ("Contracts"; "Contractholders"), such as responding to Contractholder inquiries, receiving and answering Contractholder correspondence and providing Contractholder-level recordkeeping and administrative services, and to provide assistance in distributing Class S shares of the Portfolio(s), such as printing and distributing disclosure, educational or sales and promotional materials to prospective Contractholder and compensating agents.

2.   Payment of Expenses

     As compensation for such services and assistance, Alger agrees to pay the Company a quarterly fee at an annual rate of .25% of the average daily nets assets of the Portfolio(s) attributable to Contracts investing in Class S shares, provided, however, that Alger may reduce such rate with respect to a Portfolio in the event of a proportional reduction of the rate payable under the Portfolio's 12b-1 Plan. In addition to the foregoing payments, which are indirectly provided by the Portfolio(s) under the 12b-1 Plan(s), Alger agrees to pay the Company, out of Alger's own resources, an additional quarterly fee at an annual rate of .25% of the average daily net assets of the Portfolio(s) attributable to Contracts investing in Class S shares.

3.   Term of Agreement

     This Agreement shall continue in effect with respect to a Portfolio for as long as Alger or its successor(s) in interest remains principal underwriter to the Portfolio and Class S shares of the Portfolio are held by any Account provided, however, that either party may terminate this Agreement upon a material breach of the Agreement that remains uncured for 60 days after written notice by the by the terminating party and provided, further, that Alger may terminate this Agreement with respect to a Portfolio by written notice upon termination of the Portfolio's 12b-1 Plan.

4.   Indemnification

     a) The Company agrees to indemnify Alger, the Fund, and their officers, directors, trustees and affiliates from any loss, liability and expense resulting from the gross negligence or willful wrongful act of the Company under this Agreement, except to the extent that such loss, liability or expense is the result of willful misfeasance, bad faith or gross negligence on the part of Alger or occurs by reason of reckless disregard by Alger of its duties under this Agreement.

     b) Alger agrees to indemnify the Company and its officers, directors and affiliates from any loss, liability and expense resulting from the gross negligence or willful wrongful act of Alger under this Agreement, except to the extent that such loss, liability or expense is the result of willful misfeasance, bad faith or gross negligence on the part of the Company or occurs by reason of reckless disregard by the Company of its duties under this Agreement.

5.   Notice

     Notices and communications required or permitted hereby will be given to the following persons at the following addressees and facsimile numbers or such other persons, addresses or facsimile numbers as may be subsequently provided in writing:

     Fred Alger & Company, Incorporated
                                                 -------------------------------
     30 Montgomery Street
                                                 -------------------------------
     Jersey City, NJ 07302
                                                 -------------------------------
     Fax: (201) 451-8768
                                                 -------------------------------
     Attn: Gregory S. Duch
                                                 -------------------------------
                                                 Fax: (__)
                                                           ----------
     Fred Alger Management, Inc.
     111 Fifth Avenue
     New York, NY 10003
     Fax: (212) 806-2940
     Attn: Ray Pfeister

6.   Assignment

     Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written consent of the other party thereto.

7.   Severability

     If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

8.   Rights Cumulative

     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

9.   Amendment

     This Agreement or Schedule A may be amended or modified in whole or in part only by a writing executed by both parties.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers signing below.

                                              FRED ALGER & COMPANY, INCORPORATED


                                              By:
                                                  ------------------------------
                                              Name:
                                              Title:


                                              [COMPANY]


                                              By:
                                                  ------------------------------
                                              Name:
                                              Title:

                                   SCHEDULE A

                                                                  Exhibit 8.3(a)

                                SERVICE AGREEMENT
                                     CLASS O

     AGREEMENT dated as of                    , 2003, between Fred Alger
                           -------------------
Management, Inc. ("Alger"), a New York Corporation with its principal offices at 111 Fifth Avenue, New York, NY 10003, as Investment Adviser for The Alger
American Fund (the "Fund"), and                               (the "Company"), a
                                -----------------------------
                   corporation having its principal office and place of business
-----------------
at                                                                        .
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     In consideration of the promises and mutual covenants set forth in this Agreement, the Parties agree as follows:

1.   Services Provided

     The Company agrees to provide services to the Fund including the following:

     a) responding to inquiries from the Company Contract owners using Class O shares of one or more Portfolios of the Fund as an investment vehicle ("Contract Owners") regarding the services performed by the Company as they relate to the Fund;

     b) providing information to Alger and to Contract Owners with respect to Class O shares attributable to Contract Owner accounts;

     c) printing and mailing of shareholder communications from the Fund consistent with the Participation Agreement dated
                               , 2003 (such as proxies, shareholder reports,
          ---------------------
          annual and semi-annual financial statements and dividend, distribution and tax notices) as may be required;

     d) communication directly with Contract Owners concerning the Fund's operations;

     e) providing such other similar services as Alger may reasonably request pursuant to the extent permitted or required under applicable statutes, rules, and regulations.

2.   Expense Allocation

     Subject to Paragraph 3 hereof, the Company or its affiliates shall initially bear the costs of the following:

     a) printing and distributing the Fund's prospectus, statement of additional information and any amendments or supplements thereto, periodic reports to shareholders, Fund proxy material and other shareholder communications (collectively, the "Fund Materials") to be distributed to prospective Contract Owners;

     b) printing and distributing all sales literature or promotional material developed by the Company or its affiliates and relating to the contract;

     c) servicing Contract Owners who have allocated Contract value to a Portfolio, which servicing shall include, but is not limited to, the items listed in Paragraph 1 of this Agreement.

3.   Payment of Expenses

     a) Alger will pay the Company a quarterly fee equal to a percentage of the average daily net assets of the Portfolios attributable to Contracts, at the annual rate set forth in the following schedule ("Portfolio Servicing Fee"), in connection with the expenses incurred
          by the Company under Paragraph 2 hereof:     % of assets invested in
                                                   ----
          Class O Shares of any Portfolio of the Fund.

     b) From time to time, the Parties hereto shall review the Portfolio Servicing Fee to determine whether it reasonably approximates the incurred and anticipated costs, over time of the Company in connection with its duties hereunder. The Parties agree to negotiate in good faith any change to the Portfolio Servicing Fee proposed by a Party in good faith.

4.   Term of Agreement

     This Agreement shall continue in effect for so long as Alger or its successor(s) in interest, or any affiliate thereof, continues to perform in a similar capacity for the Fund, and for so long as any Contract value or any monies attributable to the Company is allocated to Class O shares of a Portfolio, provided, however, that either party may Terminate this Agreement upon a material breach of this Agreement by the other party that remains uncured for 60 days after written notice by the terminating party. However, Portfolio Servicing Fees shall in no event be paid to the Company more than one year after the termination of this Agreement.

5.   Indemnification

     a) The Company agrees to indemnify and hold harmless Alger and its officers, directors and affiliates from any and all loss, liability and expense resulting from the gross negligence or willful wrongful act of the Company under this Agreement, except to the extent such loss, liability or expense is the result of the willful misfeasance, bad faith or gross negligence of Alger in the performance of its duties, or by reason of the reckless disregard of its obligations and duties under this Agreement.

     b) Alger agrees to indemnify and hold harmless the Company and its officers, directors and affiliates from any and all loss, liability and expense resulting from the gross negligence or willful wrongful act of Alger under this Agreement, except to the extent such loss, liability or expense is the result of the willful misfeasance, bad faith or gross negligence of the Company in the performance of its duties, or by reason of the reckless disregard of its obligations and duties under this Agreement.

6.   Notice

     Notices and communications required or permitted hereby will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

     Fred Alger Management, Inc.              Fred Alger Management, Inc.
     111 Fifth Avenue                            30 Montgomery Street
     3rd Floor                                   Jersey City, NJ 07302
     New York, NY 10003                          Attn: Gregory S. Duch
     Attn: Ray Pfeister                          Fax: (201) 451-8768
     Fax:  (212) 806-2940

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     --------------------------------

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7.   Applicable Law

     Except insofar as the Investment Company Act of 1940 or other federal laws and regulations may be controlling, this Agreement will be construed and the provisions hereof interpreted under and in accordance with New York law, without regard for that state's principles of conflict of laws.

8.   Severability

     If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

9.   Rights Cumulative

     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

10.  Assignment

     Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written consent of the other party thereto.

11.  Amendment

     This Agreement may be amended or modified in whole or in part only by a written agreement executed by both parties.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers signing below.

                                                 FRED ALGER MANAGEMENT, INC.


                                                 By:
                                                    ----------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------


                                                 By:
                                                    ----------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------

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